EXHIBIT 21.1

BRISTOW GROUP INC.

Subsidiaries

Company	Place of Incorporation	Percentage of Stock Owned
Aeróleo Internacional LLC	Delaware	100 %
ALN, Inc.	Delaware	100 %
Aircraft Logistics Pty. Ltd.	Australia	100 % *
Aircrew Logistics Pty. Ltd.	Australia	100 % *
Airnorth Fleet Pty. Ltd.	Australia	100 % *
Asia Pacific Air Pty Ltd	Australia	100 % *
Atyrau-Bristow Airways Service	Kazakhstan	49 % *
BGI Aviation Technical Services (Overseas) Limited	England	100 % *
BHNA Holdings Inc.	Delaware	100 %
BL Holdings B.V.	Netherlands	100 %
BL Scotia LP	Scotland	100 %
BNAS Holding Company Limited	Ireland	49 % *
BriLog Leasing Ltd.	Cayman Islands	100 %
BriLog Leasing Ltd. II	Cayman Islands	100 %
Bristow Aerial Solutions Limited	England	100 % *
Bristow Aircraft Leasing Limited	England	100 % *
Bristow Aircraft Leasing II Ltd.	England	100 % *
Bristow Aviation Holdings Limited	England	49 %
Bristow Canada Holdings Inc.	British Columbia	100 %
Bristow Canadian Real Estate Company Inc.	British Columbia	100 %
Bristow Caribbean Limited	Trinidad and Tobago	100 % *
Bristow Cayman Ltd.	Cayman Islands	100 %
Bristow Equipment Leasing Ltd,	Cayman Islands	100 %
Bristow EU Holdco B.V.	Netherlands	100 %
Bristow Helicopter Group Limited	England	100 % *
Bristow Helicopters (Ghana) Limited	Ghana	100 % *
Bristow Helicopters (International) Limited	England	100 % *
Bristow Helicopters (Nigeria) Limited	Nigeria	48 % **
Bristow Helicopters Australia Pty. Ltd.	Australia	100 % *
Bristow Helicopters Inc.	Delaware	100 %
Bristow Helicopters Limited	England	100 % *
Bristow Holdings Company Ltd.	Cayman Islands	100 %
Bristow Holdings Company Ltd. III	Cayman Islands	100 %
Bristow Holdings U.S. Inc.	Delaware	100 %
Bristow International Aviation (Guernsey) Limited	Guernsey	100 % *
Bristow International Leasing Limited	Cayman Islands	100 %
Bristow International Panama S. de RL	Panama	100 %
Bristow Ireland Limited	Ireland	100 % ***
Bristow Management Services Pty Limited	Australia	100 % *
Bristow Netherlands B.V.	Netherlands	100 % ***
Bristow Norway AS	Norway	49 % ****
Bristow Panama Inc.	Panama	100 %

Bristow Southeast Asia Limited	England	100 % *
Bristow Staff Pension Scheme Trustees Limited	England	100 % *
Bristow Taxi Aéreo S.A.	Brazil	100 %
Bristow Technical Services Limited	England	100 % *
Bristow Travel Proprietary Limited	Australia	100 % *
Bristow (UK) LLP	England	100 %
Bristow U.S. Holdings LLC	Delaware	100 %
Bristow U.S. LLC	Louisiana	100 %
Bristow U.S. Leasing LLC	Delaware	100 %
Bristow Worldwide LP	England	*****
Caledonian Helicopters Limited	England	100 % *
Capiteq Pty Limited	Australia	100 % *
Cougar Helicopters Inc.	Canada	40 %
E170 Fleet Pty. Ltd.	Australia	100 % *
Era Aeroleo LLC	Delaware	100 %
Era Helicopteros de Mexico S. de R.L. de C.V	Mexico	100 %
Era Helicopters (Mexico) LLC	Delaware	100 %
Era Helicopters, LLC	Delaware	100 %
Era Leasing LLC	Delaware	100 %
Humberside International Airport Limited	England	82.7 % *
Kingsmill Insurance Company Limited	Guernsey	100 % *
NextGen VTOL Sales LLC	Texas	100 %
Offshore Logistics do Brasil Servicos Industrials E Maritimos Limitado	Brazil	100 %
Pan African Airlines (Nigeria) Limited.	Nigeria	50.17 %
Petroleum Air Services	Egypt	25 %
Sakhalin Bristow Air Services Limited	England	60 % *
Syncom Pty. Ltd.	Australia	100 % *
Turkmenistan Helicopters Limited	Turkmenistan	51 % *
United Helicopters Limited	England	100 % *

* Percentage owned by Bristow Aviation Holdings Limited ("BAHL") or its subsidiaries.

** Bristow Helicopters (Nigeria) Limited ("BHNL") is a joint venture in Nigeria in which Bristow Helicopters Limited owns a 48% interest, a Nigerian company owned 100% by Nigerian employees owns a 50% interest and an employee trust fund owns the remaining 2% interest. BHNL provides helicopter services to customers in Nigeria.

*** Percentage owned by Bristow EU Holdco B.V.

**** Bristow Norway AS ("BNAS") is wholly owned by a joint venture in Ireland in which Bristow Helicopters Limited owns a 49% interest and a Norwegian employee owns a 51% interest. BNAS provides helicopter services to customers in Norway.

***** Bristow Worldwide LP is a partnership between Bristow (UK) LLP and BAHL. Under the Partnership Agreement, 95.88% of the profits and losses of BriLog Leasing Ltd. and Bristow Cayman Ltd. and 5% of the profits and losses of Bristow Helicopter Group Limited and its subsidiaries are allocated to Bristow (UK) LLP. The remaining 4.12% of the profits and losses of Brilog Leasing Ltd. and Bristow Cayman Ltd. and 95% of the profits and losses of Bristow Helicopter Group Limited and its subsidiaries are allocated to BAHL.